Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

☐ Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David W. Doucette

U.S. Bank National Association

One Federal Street, 10th Floor

Boston, MA 02110

(617) 603-6534

(Name, address and telephone number of agent for service)

SERVICE PROPERTIES TRUST

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Exact name of obligor as specified in its charter)

Maryland	04-3262075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

and Guarantees of Senior Debt Securities

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Jurisdiction of Incorporation or Organization	Entity Type	IRS Employer Identification Number
Banner NewCo LLC	Delaware	Limited liability company	84-3069989
Cambridge TRS, Inc	Maryland	Corporation	45-4167445
Harbor Court Associates, LLC	Maryland	Limited liability company	56-2550257
Highway Ventures Borrower LLC	Delaware	Limited liability company	84-3373977
Highway Ventures LLC	Delaware	Limited liability company	84-3373884
Highway Ventures Properties LLC	Maryland	Limited liability company	26-0240108
Highway Ventures Properties Trust	Maryland	Real estate investment trust	26-0239999
HPT Cambridge LLC	Massachusetts	Limited liability company	04-6148511
HPT Clift TRS LLC	Maryland	Limited liability company	82-4109793
HPT CW MA Realty LLC	Maryland	Limited liability company	85-1552858
HPT CW MA Realty Trust	Massachusetts	Nominee Trust	46-2440496
HPT CY TRS, Inc	Maryland	Corporation	46-1213113
HPT Geary ABC Holdings LLC	Maryland	Limited liability company	46-1920850
HPT Geary Properties Trust	Maryland	Real estate investment trust	46-2080511
HPT IHG Chicago Property LLC	Maryland	Limited liability company	84-2997973
HPT IHG GA Properties LLC	Maryland	Limited liability company	20-2870357
HPT IHG-2 Properties Trust	Maryland	Real estate investment trust	20-1997811
HPT IHG-3 Properties LLC	Maryland	Limited liability company	20-3947942
HPT SN Holding, Inc	New York	Corporation	13-5648107
HPT State Street TRS LLC	Maryland	Limited liability company	84-2998086
HPT Suite Properties Trust	Maryland	Real estate investment trust	04-3397210
HPT TA Properties LLC	Maryland	Limited liability company	20-8260669
HPT TA Properties Trust	Maryland	Real estate investment trust	20-8260357
HPT TRS IHG-2, Inc	Maryland	Corporation	20-2131948
HPT TRS Inc	Maryland	Corporation	04-3548096
HPT TRS MRP, Inc	Maryland	Corporation	27-4654560
HPT TRS SPES II, Inc	Maryland	Corporation	43-2012365
HPT TRS WYN, Inc	Maryland	Corporation	46-0781608
HPT Wacker Drive TRS LLC	Maryland	Limited liability company	84-2998217
HPTCY Properties Trust	Maryland	Real estate investment trust	04-3308179
HPTMI Hawaii, Inc	Delaware	Corporation	04-3563876
HPTMI Properties Trust	Maryland	Real estate investment trust	04-3360772
HPTWN Properties Trust	Maryland	Real estate investment trust	04-3308198
Royal Sonesta, Inc	Louisiana	Corporation	72-0803191
SVC Gatehall Drive TRS LLC	Maryland	Limited liability company	86-1396045
SVC Holdings LLC	Maryland	Limited liability company	84-4879602
SVC Jersey City TRS LLC	Maryland	Limited liability company	85-3494714
SVC Morris Plains TRS LLC	Maryland	Limited liability company	85-3494969
SVC Nanuet TRS LLC	Maryland	Limited liability company	85-3495195
SVC NJ TRS LLC	Maryland	Limited liability company	85-2484541
SVC Randolph Street TRS LLC	Maryland	Limited liability company	85-3500521
SVC Redondo Beach TRS LLC	Maryland	Limited liability company	85-3506957
SVCN 1 LLC	Delaware	Limited liability company	20-1262089
SVCN 2 LLC	Delaware	Limited liability company	20-2928350
SVCN 3 LLC	Delaware	Limited liability company	20-3118006
SVCN 4 LLC	Delaware	Limited liability company	84-3069763
SVCN 5 LLC	Delaware	Limited liability company	84-3069896

FORM T-1

Item 1.            GENERAL INFORMATION.   Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.            AFFILIATIONS WITH THE OBLIGOR.   If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS:   List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 20th of August, 2021.

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL
OF THE
Comptroller
OF THE
CURRENCY

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2021-00903-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 20, 2021

By:	/s/ David W. Doucette
David W. Doucette
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2021

($000’s)

6/30/2021
Assets
Cash and Balances Due From Depository Institutions	$44,435,957
Securities	158,894,854
Federal Funds	2,376
Loans & Lease Financing Receivables	296,741,901
Fixed Assets	6,294,698
Intangible Assets	13,278,545
Other Assets	28,204,350
Total Assets	$547,852,681

Liabilities
Deposits	$442,902,823
Fed Funds	1,412,092
Treasury Demand Notes	0
Trading Liabilities	1,119,485
Other Borrowed Money	31,883,676
Acceptances	0
Subordinated Notes and Debentures	3,600,000
Other Liabilities	14,222,155
Total Liabilities	$495,140,231

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	37,622,248
Minority Interest in Subsidiaries	805,087
Total Equity Capital	$52,712,450

Total Liabilities and Equity Capital	$547,852,681